UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2014 (Sept. 18, 2014)

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On September 18, 2014, the Board of Directors of People’s United Financial, Inc. approved an increase in the size of the Board of Directors to twelve members, and appointed William F. Cruger, Jr. as a director to fill the vacancy created by that action.

Prior to his retirement in August 2013, Mr. Cruger was Vice Chairman of Investment Banking at JP Morgan and Co. where he was responsible for key client relationships on a global basis. Previously Mr. Cruger held a number of senior positions at JP Morgan, including Managing Director in the Financial Institutions group from 1996 to 2011. He currently serves as a director of MarketAxess Holdings Inc.

Mr. Cruger, whose term of office will expire at the 2015 annual meeting of People’s United’s shareholders, will serve as a member of the Board’s Audit and Treasury and Finance Committees. He will also serve as a member of the Trust Committee of the Board of Directors of People’s United Bank.

Item 9.01.	Financial Statements and Exhibits

(d)	The following Exhibit is submitted herewith.

Exhibit No.	Description

99.1	Press Release – September 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: September 19, 2014	By:	/s/ Eric J. Appellof
(Signature)

	Name:	Eric J. Appellof
	Title:	First Vice President and Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Press Release – September 19, 2014	99.1-1

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